UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

PayPal Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2211 North First Street

San Jose, CA 95131

(Address of principal executive offices)

(408) 967-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Receivables Purchase Agreement

On June 16, 2023, PayPal (Europe) S.à r.l. et Cie, SCA (as Seller and Receivables Manager) entered into a Receivables Purchase Agreement with Alps Partners S.à r.l. (as Purchaser), BNY Mellon Corporate Trustee Services limited (as Security Agent), Avega S.à r.l. (as Back-Up Receivables Manager Facilitator) and Alps Partners (Holding) S.à r.l. (as Class C Lender) to sell up to EUR 40 billion of UK and European buy now, pay later (BNPL) loan receivables originated by the Seller. The Receivables Purchase Agreement consists of the sale of a substantial majority of the UK and European BNPL loan portfolio held on the Seller’s balance sheet at closing of the transaction and a forward-flow arrangement for the sale of future originations of eligible loans over a 24-month commitment period (subject to extension if agreed by the parties) (the “Transaction”). Subject to certain conditions being satisfied, the Transaction is expected to close in the second half of 2023. Upon closing, the Transaction is expected to initially generate approximately US$1.8 billion of proceeds to be used for a combination of increased capital return to shareholders and general corporate purposes.

Each of the Seller and Purchaser has made certain representations, warranties and covenants. These representations, warranties and covenants: (i) have been made only for purposes of the Receivables Purchase Agreement; (ii) have been qualified by confidential disclosures made to the other parties in the disclosure letter delivered in connection with the Receivables Purchase Agreement; (iii) are subject to materiality qualifications contained in the Receivables Purchase Agreement, which may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Receivables Purchase Agreement and will be made on such other date(s) as specified therein; and (v) have been included in the Receivables Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact.

Closing of the Transaction is subject to certain conditions, including, without limitation: (i) evidence that all documents relating to any financing required by the Purchaser have been executed and the conditions precedent to such documents have been satisfied and (ii) the receipt of certain customary legal opinions and certificates. The purchase of the receivables by the Purchaser under the Receivables Purchase Agreement during the commitment period is subject to agreed eligibility criteria and concentration limits being met at the relevant times as well as the Purchaser having available funds for the payment of the purchase price when due. The Receivables Purchase Agreement provides for the repurchase by the Seller of certain receivables upon the occurrence of certain events, including but not limited to, breaches of loan warranties above a specified threshold, failure of a bank-funded initial instalment, borrower fraud and compliance with regulatory requirements. The Seller also has the right to elect to indemnify the Purchaser in respect of purchased receivables in such circumstances instead of repurchasing them.

The Receivables Purchase Agreement contains a number of termination events (subject to certain cure provisions) that may be exercised by the Seller or Purchaser, including: changes in the accounting treatment of the sale of receivables; failure by the parties to pay on the due date any amount payable; failure to comply with material provisions of the Receivables Purchase Agreement; inaccuracy of representations; an insolvency event occurring with respect to either party or if it becomes unlawful for either party to continue to perform its obligations under the Receivables Purchase Agreement; the delivery of a receivables manager termination notice; the occurrence of a material funding failure event; and the first sale having not occurred prior to an agreed long stop date.

Receivables Management Agreement

In addition, on June 16, 2023, PayPal (Europe) S.à r.l. et Cie, SCA (as Seller and Receivables Manager) entered into a Receivables Management Agreement with Alps Partners S.à r.l. (as Purchaser), Avega S.à r.l. (as Back-Up Receivables Manager Facilitator) and Alps Partners (Holding) S.à r.l. (as Class C Lender) pursuant to which the Receivables Manager is obligated to service the UK and European BNPL receivables portfolio purchased by the Purchaser under the Receivables Purchase Agreement consistent with certain policies and procedures.

Under the terms of the Receivables Management Agreement, the Receivables Manager may sub-contract the performance of its duties, subject to certain conditions. In addition, the Receivable Manager undertakes that it will not, and will procure that its sub-contractors will not, agree to any material modification to the terms of the purchased receivables, other than specified permitted modifications, without the consent of the Purchaser.

The Receivables Management Agreement contains a number of termination events (subject to certain cure provisions), including: upon notification to any borrower of the sale of any purchased receivables following the occurrence of a notification event (including, without limitation, a Seller insolvency event or a material default by the Seller in performing its obligations under the transaction documents or if notification is required by law or regulation); failure by the Receivables Manager to transfer amounts due; failure to observe material covenants; an insolvency event occurring with respect to the Receivables Manager; inaccurate or misleading misrepresentations; the Receivables Manager being prevented or severely hindered from complying with its obligations as a result of a force majeure event or if it otherwise becomes unlawful for the Receivables Manager to perform its material obligations under the Receivables Management Agreement; if any member of the Seller group ceases to control the Receivables Manager.

In addition, PayPal Holdings, Inc. (the “Company”) has agreed to guarantee the payment obligations of the Seller under the Receivables Purchase Agreement, the Receivables Manager under the Receivables Management Agreement and certain other members of the Seller group under related transaction documents under the terms of a separate Guaranty Agreement.

The foregoing description of the Receivables Purchase Agreement and the Receivables Management Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Receivables Purchase Agreement and the Receivables Management Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference into this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events

On June 20, 2023 the Company and KKR issued a joint press release regarding the Transaction, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description of Exhibit

10.1	Receivables Purchase Agreement, dated as of June 16, 2023 by and between PayPal (Europe) S.à r.l. et Cie, SCA (as Seller and Receivables Manager), Alps Partners S.à r.l. (as Purchaser), BNY Mellon Corporate Trustee Services limited (as Security Agent), Avega S.à r.l. (as Back-Up Receivables Manager Facilitator) and Alps Partners (Holding) S.à r.l. (as Class C Lender)*

10.2	Receivable Management Agreement, dated as of June 16, 2023 by and between PayPal (Europe) S.à r.l. et Cie, SCA (as Seller and Receivables Manager), Alps Partners S.à r.l. (as Purchaser), Avega S.à r.l. (as Back-Up Receivables Manager Facilitator) and Alps Partners (Holding) S.à r.l. (as Class C Lender)*

99.1	Joint press release by PayPal Holdings, Inc. and KKR dated June 20, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: June 22, 2023	/s/ Brian Y. Yamasaki
	Name:	Brian Y. Yamasaki
	Title:	Vice President, Corporate Legal and Secretary